                                                                      EXHIBIT 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                           JUNE 30,              JUNE 30,
                                                                     --------------------  --------------------
                                                                       1995       1994       1995       1994
                                                                     ---------  ---------  ---------  ---------
                                                                         (UNAUDITED)           (UNAUDITED)
Net Income.........................................................  $   9,350  $   6,273  $  18,355  $  11,877
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Weighted Average Number Of Shares Outstanding:
  Primary:
    Common stock...................................................     28,383     27,213     28,343     27,125
    Common stock equivalents-
     Stock options (A).............................................        927        949        953        918
                                                                     ---------  ---------  ---------  ---------
    Primary shares outstanding.....................................     29,310     28,162     29,296     28,043
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
  Fully Diluted:
    Common stock...................................................     28,383     27,213     28,343     27,125
    Common stock equivalents-
     Stock options (A).............................................        982      1,042      1,010      1,066
                                                                     ---------  ---------  ---------  ---------
    Fully diluted shares outstanding...............................     29,365     28,255     29,353     28,191
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Net Income Per Share:
    Primary........................................................  $     .32  $     .22  $     .63  $     .42
    Fully diluted..................................................  $     .32  $     .22  $     .63  $     .42

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(A)  The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.
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